Exhibit 99.1

PRESS RELEASE

INVESTOR CONTACT:

Lisa L. Ewbank

Synopsys, Inc.

650-584-1901

Synopsys-ir@synopsys.com

EDITORIAL CONTACT:

Simone Souza

Synopsys, Inc.

650-584-6454

simone@synopsys.com

Synopsys Posts Financial Results for Fourth Quarter and Fiscal Year 2020

Q4 FY 2020 Financial Highlights

•	Revenue: $1.025 billion

•	GAAP earnings per share: $1.26

•	Non-GAAP earnings per share: $1.58

FY 2020 Financial Highlights

•	Revenue: $3.685 billion

•	GAAP earnings per share: $4.27

•	Non-GAAP earnings per share: $5.55

•	Cash flow from operations: $991.3 million

•	Cash and cash equivalents: $1.236 billion

MOUNTAIN VIEW, Calif. – Dec. 2, 2020 – Synopsys, Inc. (Nasdaq: SNPS) today reported results for its fourth quarter and full fiscal year 2020. Revenue for the fourth quarter was $1.025 billion, compared to $851.1 million for the fourth quarter of fiscal year 2019. Revenue for fiscal year 2020 was $3.685 billion, an increase of 9.6 percent from $3.361 billion in fiscal year 2019.

“Synopsys is entering fiscal 2021 with considerable financial, technology and customer momentum as we substantially exceeded our original plan, with excellent growth in revenue, non-GAAP operating margin and earnings, and operating cash flow. Given the unprecedented macro challenges in 2020, it is with particular gratitude that we thank our customers, partners, and the entire Synopsys team for this outcome,” said Aart de Geus, chairman and co-CEO of Synopsys. “Looking forward, market demand is strong, fueled by complex technologies and a multitude of high-profile verticals. Our innovation engine continues to deliver highly advanced capabilities throughout the portfolio. In fiscal 2021, we aim to surpass $4 billion in revenue, with continued non-GAAP operating margin expansion, low-to-mid teens non-GAAP earnings per share growth, and more than $1 billion in operating cash flow.”

GAAP Results

On a generally accepted accounting principles (GAAP) basis, net income for the fourth quarter of fiscal year 2020 was $197.5 million, or $1.26 per share, compared to $160.7 million, or $1.04 per share, for the fourth quarter of fiscal year 2019. GAAP net income for fiscal year 2020 was $664.3 million, or $4.27 per share, compared to $532.4 million, or $3.45 per share, for fiscal year 2019.

Non-GAAP Results

On a non-GAAP basis, net income for the fourth quarter of fiscal year 2020 was $247.7 million, or $1.58 per share, compared to non-GAAP net income of $177.1 million, or $1.15 per share, for the fourth quarter of fiscal year 2019. Non-GAAP net income for fiscal year 2020 was $864.6 million, or $5.55 per share, compared to non-GAAP net income of $702.5 million, or $4.56 per share, for fiscal year 2019.

For a reconciliation between GAAP and non-GAAP results, see “GAAP to Non-GAAP Reconciliation” and the accompanying tables below.

Business Segments

Synopsys reports revenue and operating income in two segments: (1) Semiconductor & System Design, which includes EDA tools, IP products, system integration solutions and associated services, and (2) Software Integrity, which includes security and quality solutions for software development across many industries. Further information regarding these segments is provided at the end of this press release.

Financial Targets

Synopsys also provided its consolidated financial targets for the first quarter and full fiscal year 2021. These financial targets assume that there are no changes to the current U.S. government “Entity List” restrictions for the full fiscal year. These targets constitute forward-looking statements and are based on current expectations. For a discussion of factors that could cause actual results to differ materially from these targets, see “Forward-Looking Statements” below.

First Quarter and Fiscal Year 2021 Financial Targets

(in millions except per share amounts)

	Q1 FY 2021		FY 2021
	Low	High	Low	High
Revenue	$935	$965	$4,000	$4,050
GAAP Expenses	$767	$785	$3,226	$3,271
Non-GAAP Expenses	$674	$684	$2,825	$2,855
Other Income (Expense)	$(2)	$—	$(11)	$(7)
Normalized Annual Tax Rate (1)	16%	16%	16%	16%
Outstanding Shares (fully diluted)	155	158	156	159
GAAP EPS	$1.05	$1.16	$4.39	$4.54
Non-GAAP EPS	$1.44	$1.49	$6.23	$6.30
Operating Cash Flow			$1,200	$1,300

(1)	Applied in non-GAAP net income calculations

Earnings Call Open to Investors

Synopsys will hold a conference call for financial analysts and investors today at 2:00 p.m. Pacific Time. A live webcast of the call will be available on Synopsys’ corporate website at www.synopsys.com. A recording of the call will be available by calling +1-866-207-1041 (+1-402-970-0847 for international callers), access code 2523787, beginning at 5:00 p.m. Pacific Time today, until 11:59 p.m. Pacific Time on December 9, 2020. A webcast replay will also be available on the website from approximately 5:30 p.m. Pacific Time today through the time Synopsys announces its results for the first quarter of fiscal year 2021 in February 2021. Synopsys will post copies of the prepared remarks of Aart de Geus, chairman and co-chief executive officer, and Trac Pham, chief financial officer, on its website following today’s call. In addition, Synopsys makes additional information available in a financial supplement and corporate overview presentation, which are also posted on the corporate website.

Effectiveness of Information

The targets included in this press release, the statements made during the earnings conference call and the information contained in the financial supplement and corporate overview presentation (available in the Investor Relations section of Synopsys’ corporate website at www.synopsys.com) represent Synopsys’ expectations and beliefs as of the date of this release only. Although this press release, copies of the prepared remarks of the co-chief executive officer and chief financial officer made during the call, the financial supplement, and the corporate overview presentation will remain available on Synopsys’ website through the date of the first quarter of fiscal year 2021 earnings call in February 2021, their continued availability through such date does not mean that Synopsys is reaffirming or confirming their continued validity. Synopsys does not currently intend to report on its progress during the first quarter of fiscal year 2021 or comment to analysts or investors on, or otherwise update, the targets given in this release.

Availability of Final Financial Statements

Synopsys will include final financial statements for fiscal year 2020 in its annual report on Form 10-K to be filed by December 30, 2020.

About Synopsys

Synopsys, Inc. (Nasdaq: SNPS) is the Silicon to Software™ partner for innovative companies developing the electronic products and software applications we rely on every day. As the world’s 15th largest software company, Synopsys has a long history of being a global leader in electronic design automation (EDA) and semiconductor IP and is also growing its leadership in software security and quality solutions. Whether you’re a system-on-chip (SoC) designer creating advanced semiconductors, or a software developer writing applications that require the highest security and quality, Synopsys has the solutions needed to deliver innovative, high-quality, secure products. Learn more at www.synopsys.com.

GAAP to Non-GAAP Reconciliation

Synopsys continues to provide all information required in accordance with GAAP but believes evaluating its ongoing operating results may not be as useful if an investor is limited to reviewing only GAAP financial measures. Accordingly, Synopsys presents non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate

Synopsys’ operating results in a manner that focuses on what Synopsys believes to be its core business operations and what Synopsys uses to evaluate its business operations and for internal planning and forecasting purposes. Synopsys’ management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Synopsys’ management believes it is useful for itself and investors to review, as applicable, both GAAP information that includes: (i) the amortization of acquired intangible assets, (ii) the impact of stock compensation, (iii) acquisition-related costs, (iv) restructuring charges, (v) the effects of certain settlements, final judgments and loss contingencies related to legal proceedings, and (vi) the income tax effect of non-GAAP pre-tax adjustments; and the non-GAAP measures that exclude such information in order to assess the performance of Synopsys’ business and for planning and forecasting in subsequent periods.

Synopsys utilizes a normalized annual non-GAAP tax rate in the calculation of its non-GAAP measures to provide better consistency across interim reporting periods by eliminating the effects of non-recurring and period-specific items such as tax audit settlements, which can vary in size and frequency and not necessarily reflect our normal operations, and to more clearly align our tax rate with our expected geographic earnings mix. In projecting this rate, we evaluate our historical and projected mix of U.S. and international profit before tax, excluding the non-GAAP adjustments described above. We also consider other factors including our current tax structure, our existing tax positions, and expected recurring tax incentives. On an annual basis, we re-evaluate this rate for significant events, including changes in tax laws and regulations, that may materially affect our projections. Based upon our review, our projected normalized annual non-GAAP tax rate remains 16% through fiscal year 2021.

Whenever Synopsys uses a non-GAAP financial measure, it provides a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed below, as well as Item 2.02 of the Current Report on Form 8-K filed on December 2, 2020 for additional information about the measures Synopsys uses to evaluate its core business operations.

Reconciliation of Fourth Quarter and Fiscal Year 2020 Results

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP net income and earnings per share for the periods indicated below.

GAAP to Non-GAAP Reconciliation of Fourth Quarter and Fiscal Year 2020 Results (1)

(unaudited and in thousands, except per share amounts)

	Three Months Ended October 31,		Twelve Months Ended October 31,
	2020	2019	2020	2019
GAAP net income	$197,455	$160,714	$664,347	$532,367
Adjustments:
Amortization of intangible assets	21,004	23,776	91,281	100,914
Stock compensation	78,429	40,174	248,584	155,001
Acquisition-related costs	3,259	1,782	14,096	5,730
Restructuring charges	(387)	13,440	36,059	47,186
Legal matters	—	—	—	(18,000)
Tax settlement	—	—	—	17,418
Tax adjustments	(52,084)	(62,818)	(189,798)	(138,093)

Non-GAAP net income	$247,676	$177,068	$864,569	$702,523

	Three Months Ended October 31,		Twelve Months Ended October 31,
	2020	2019	2020	2019
GAAP diluted net income per share	$1.26	$1.04	$4.27	$3.45
Adjustments:
Amortization of intangible assets	0.13	0.15	0.59	0.65
Stock compensation	0.50	0.26	1.60	1.01
Acquisition-related costs	0.02	0.01	0.08	0.04
Restructuring charges	—	0.09	0.23	0.31
Legal matters	—	—	—	(0.12)
Tax settlement	—	—	—	0.11
Tax adjustments	(0.33)	(0.40)	(1.22)	(0.89)

Non-GAAP diluted net income per share	$1.58	$1.15	$5.55	$4.56

Shares used in computing diluted net income per share amounts:	156,825	154,532	155,706	154,190

(1)	Synopsys’ fourth quarter of fiscal year 2020 and 2019 ended on October 31, 2020 and November 2, 2019, respectively. For presentation purposes, we refer to the closest calendar month end.

Reconciliation of Fiscal Year 2021 Targets

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP targets for the periods indicated below.

GAAP to Non-GAAP Reconciliation of First Quarter Fiscal Year 2021 Targets (1)

(in thousands, except per share amounts)

	Range for Three Months Ending January 31, 2021
	Low	High
Target GAAP expenses	$767,000	$785,000
Adjustments:
Estimated impact of amortization of intangible assets	(19,000)	(22,000)
Estimated impact of stock compensation	(74,000)	(79,000)

Target non-GAAP expenses	$674,000	$684,000

	Range for Three Months Ending January 31, 2021
	Low	High
Target GAAP earnings per share	$1.05	$1.16
Adjustments:
Estimated impact of amortization of intangible assets	0.14	0.12
Estimated impact of stock compensation	0.50	0.47
Estimated impact of tax adjustments	(0.25)	(0.26)

Target non-GAAP earnings per share	$1.44	$1.49

Shares used in non-GAAP calculation (midpoint of target range)	156,500	156,500

GAAP to Non-GAAP Reconciliation of Full Fiscal Year 2021 Targets (1)

(in thousands, except per share amounts)

	Range for Fiscal Year Ending October 31, 2021
	Low	High
Target GAAP expenses	$3,226,000	$3,271,000
Adjustments:
Estimated impact of amortization of intangible assets	(71,000)	(76,000)
Estimated impact of stock compensation	(330,000)	(340,000)

Target non-GAAP expenses	$2,825,000	$2,855,000

	Range for Fiscal Year Ending October 31, 2021
	Low	High
Target GAAP earnings per share	$4.39	$4.54
Adjustments:
Estimated impact of amortization of intangible assets	0.48	0.45
Estimated impact of stock compensation	2.16	2.10
Estimated impact of tax adjustments	(0.80)	(0.79)

Target non-GAAP earnings per share	$6.23	$6.30

Shares used in non-GAAP calculation (midpoint of target range)	157,500	157,500

(1)	Synopsys’ first fiscal quarter and fiscal year will end on January 30, 2021 and October 30, 2021, respectively. For presentation purposes, we refer to the closest calendar month end.

Forward-Looking Statements

This press release contains forward-looking statements including, but not limited to, statements regarding Synopsys’ short-term and long-term financial targets, expectations and objectives; business outlook, opportunities and strategies; customer demand and market expansion; strategies related to our products and technology; our planned product releases and capabilities; industry growth rates; software trends; planned acquisitions and buybacks; our expected tax rate; the expected impact of U.S. and foreign government action on our results; and the expected impact of the COVID-19 pandemic. These statements involve risks, uncertainties and other factors that could cause our actual results, time frames or achievements to differ materially from those expressed or implied in our forward-looking statements. Such risks, uncertainties and factors include, but are not limited to: risks from the effect of the COVID-19 pandemic and the associated economic downturn on our business, operations and financial condition; uncertainty in the growth of the semiconductor and electronics industries; consolidation among our customers and our dependence on a relatively small number of large customers; risks and compliance obligations relating to the global nature of our operations as well as actions by the U.S. or foreign governments, such as measures in response to the COVID-19 pandemic or the imposition of additional tariffs or export restrictions; macroeconomic conditions and uncertainty in the global economy; fluctuation of our operating results; increased variability in our revenue due to the adoption of ASC 606, including the resulting increase in recognizing upfront revenue as a percentage of total revenue; and more. Additional information on potential risks, uncertainties and other factors that could affect Synopsys’ results is included in filings it makes with the Securities and Exchange Commission from time to time, including in the sections entitled “Risk Factors” in its Annual Report on Form 10-K for the fiscal year ended October 31, 2019 and its latest Quarterly Report on Form 10-Q. The information provided herein is as of December 2, 2020. Synopsys undertakes no duty, and does not intend to update any forward-looking statement, whether as a result of new information, future events or otherwise, unless required by law.

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SYNOPSYS, INC.

Unaudited Consolidated Statements of Operations (1)

(in thousands, except per share amounts)

	Three Months Ended October 31,		Twelve Months Ended October 31,
	2020	2019	2020	2019
Revenue:
Time-based products	$606,598	$548,375	$2,365,199	$2,197,965
Upfront products	244,155	168,325	735,572	619,791
Maintenance and service	174,686	134,381	584,510	542,938

Total revenue	1,025,439	851,081	3,685,281	3,360,694
Cost of revenue:
Products	142,838	112,964	487,307	459,127
Maintenance and service	69,991	56,083	254,931	234,196
Amortization of intangible assets	11,720	13,696	52,452	59,623

Total cost of revenue	224,549	182,743	794,690	752,946

Gross margin	800,890	668,338	2,890,591	2,607,748
Operating expenses:
Research and development	339,566	290,503	1,279,022	1,136,932
Sales and marketing	176,499	161,170	632,010	632,890
General and administrative	79,796	63,424	284,530	229,218
Amortization of intangible assets	9,284	10,080	38,829	41,291
Restructuring charges	(387)	13,440	36,059	47,186

Total operating expenses	604,758	538,617	2,270,450	2,087,517

Operating income	196,132	129,721	620,141	520,231
Other income (expense), net	(4,095)	1,902	18,018	25,275

Income before income taxes	192,037	131,623	638,159	545,506
Provision (benefit) for income taxes	(4,989)	(29,091)	(25,288)	13,139

Net income	197,026	160,714	663,447	532,367
Net income (loss) attributed to non-controlling interest	(429)	—	(900)	—

Net income attributed to Synopsys	$197,455	$160,714	$664,347	$532,367

Net income per share:
Basic	$1.30	$1.07	$4.40	$3.55
Diluted	$1.26	$1.04	$4.27	$3.45
Shares used in computing per share amounts:
Basic	152,349	150,367	151,135	149,872

Diluted	156,825	154,532	155,706	154,190

(1)	Synopsys’ fourth quarter of fiscal year 2020 and 2019 ended on October 31, 2020 and November 2, 2019, respectively. For presentation purposes, we refer to the closest calendar month end.

SYNOPSYS, INC.

Unaudited Consolidated Balance Sheets (1)

(in thousands, except par value amounts)

	October 31, 2020	October 31, 2019
ASSETS:
Current assets:
Cash and cash equivalents	$1,235,653	$728,597
Accounts receivable, net	780,709	553,895
Inventories, net	192,333	141,518
Income taxes receivable and prepaid taxes	32,355	24,855
Prepaid and other current assets	308,167	290,052

Total current assets	2,549,217	1,738,917
Property and equipment, net	483,818	429,532
Operating lease right-of-use assets, net	465,818	—
Goodwill	3,365,114	3,171,179
Intangible assets, net	254,322	279,374
Long-term prepaid taxes	8,276	15,503
Deferred income taxes	497,546	390,129
Other long-term assets	405,951	380,526

Total assets	$8,030,062	$6,405,160

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable and accrued liabilities	$623,664	$506,459
Operating lease liabilities, current	73,173	—
Accrued income taxes	27,738	15,904
Deferred revenue	1,388,263	1,212,476
Short-term debt	27,084	17,614

Total current liabilities	2,139,922	1,752,453
Operating lease liabilities, non-current	462,411	—
Long-term accrued income taxes	25,178	29,911
Long-term deferred revenue	104,850	90,102
Long-term debt	100,823	120,093
Other long-term liabilities	284,511	323,725

Total liabilities	3,117,695	2,316,284
Stockholders’ equity:
Preferred stock, $ 0.01 par value: 2,000 shares authorized; none outstanding	—	—
Common stock, $ 0.01 par value: 400,000 shares authorized; 152,618 and
150,331 shares outstanding, respectively	1,528	1,503
Capital in excess of par value	1,653,166	1,635,455
Retained earnings	3,795,397	3,164,144
Treasury stock, at cost: 4,643 and 6,930 shares, respectively	(488,613)	(625,642)
Accumulated other comprehensive income (loss)	(54,074)	(92,447)

Total Synopsys stockholders’ equity	4,907,404	4,083,013
Non-controlling interest	4,963	5,863

Total stockholders’ equity	4,912,367	4,088,876

Total liabilities and stockholders’ equity	$8,030,062	$6,405,160

(1)	Synopsys’ fiscal year 2020 and 2019 ended on October 31, 2020 and November 2, 2019, respectively. For presentation purposes, we refer to the closest calendar month end.

SYNOPSYS, INC.

Unaudited Consolidated Statements of Cash Flows (1)

(in thousands)

	Twelve Months Ended October 31,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income attributed to Synopsys	$664,347	$532,367
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and depreciation	209,986	201,676
Reduction of operating lease right-of-use assets	82,895	—
Amortization of capitalized costs to obtain revenue contracts	61,185	62,750
Stock-based compensation	248,584	155,001
Allowance for doubtful accounts	20,875	11,669
(Gain) loss on sale of property and investments	(1,994)	(4,052)
Deferred income taxes	(111,526)	(82,620)
Other non-cash	5,419	(993)
Net changes in operating assets and liabilities, net of acquired assets and liabilities:
Accounts receivable	(236,806)	(8,575)
Inventories	(55,024)	(17,396)
Prepaid and other current assets	(11,298)	(49,779)
Other long-term assets	(83,367)	(125,749)
Accounts payable and accrued liabilities	113,773	(19,280)
Operating lease liabilities	(78,578)	—
Income taxes	14,120	19,777
Deferred revenue	148,722	125,717

Net cash provided by operating activities	991,313	800,513
CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sales of long-term investments	2,151	6,361
Purchases of long-term investments	(2,762)	(3,245)
Purchases of property and equipment	(154,717)	(198,129)
Cash paid for acquisitions and intangible assets, net of cash acquired	(201,045)	(36,605)
Capitalization of software development costs	(4,045)	(4,259)

Net cash used in investing activities	(360,418)	(235,877)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from credit facilities	276,489	192,897
Repayment of debt	(288,879)	(524,063)
Issuances of common stock	197,403	156,364
Payments for taxes related to net share settlement of equity awards	(82,225)	(57,143)
Purchases of treasury stock	(242,078)	(329,185)
Other	(1,316)	(762)

Net cash used in financing activities	(140,606)	(561,892)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	17,154	2,782

Net change in cash, cash equivalents and restricted cash	507,443	5,526
Cash, cash equivalents and restricted cash, beginning of year	730,527	725,001

Cash, cash equivalents and restricted cash, end of period	$1,237,970	$730,527

(1)	Synopsys’ fiscal year 2020 and 2019 ended on October 31, 2020 and November 2, 2019, respectively. For presentation purposes, we refer to the closest calendar month end.

SYNOPSYS, INC.

Business Segment Reporting (1)

(in millions)

	Q4’20	Q4’19	FY’20	FY’19
Revenue by segment
- Semiconductor & System Design	$934.6	$765.8	$3,327.2	$3,026.1
% of Total	91.1%	90.0%	90.3%	90.0%
- Software Integrity	$90.8	$85.3	$358.1	$334.6
% of Total	8.9%	10.0%	9.7%	10.0%
Total segment revenue	$1,025.4	$851.1	$3,685.3	$3,360.7
Adjusted operating income by segment
- Semiconductor & System Design	$293.5	$202.1	$990.8	$806.6
- Software Integrity	$6.2	$9.4	$40.8	$32.2
Total adjusted segment operating income	$299.7	$211.5	$1,031.6	$838.8
Adjusted operating margin by segment
- Semiconductor & System Design	31.4%	26.4%	29.8%	26.7%
- Software Integrity	6.8%	11.0%	11.4%	9.6%
Total adjusted segment operating margin	29.2%	24.8%	28.0%	25.0%

Total Adjusted Segment Operating Income Reconciliation (1)(2)

(in millions)

	Three Months Ended October 31, 2020 (3)	Three Months Ended October 31, 2019 (3)	Twelve Months Ended October 31, 2020 (3)	Twelve Months Ended October 31, 2019 (3)
GAAP total operating income – as reported	$196.1	$129.7	$620.1	$520.2
Other expenses managed at consolidated level
-Amortization of intangible assets	21.0	23.8	91.3	100.9
-Stock compensation	78.4	40.2	248.6	155.0
-Fair value changes in executive deferred compensation plan	1.3	2.6	21.5	27.8
-Acquisition-related costs	3.3	1.8	14.1	5.7
-Restructuring	(0.4)	13.4	36.1	47.2
-Legal matters	—	—	—	(18.0)

Total adjusted segment operating income	$299.7	$211.5	$1,031.6	$838.8

(1)

Synopsys manages the business on a long-term, annual basis, and considers quarterly fluctuations of revenue and profitability as normal elements of our business. Quarterly variability, which increases as a result of ASC 606, should be expected. Amounts may not foot due to rounding.

(2)

These segment results are consistent with the information required by ASC 280, Segment Reporting. They are presented to reflect the information that is considered by Synopsys’ chief operating decision makers (CODMs) to evaluate the operating performance of its segments. The CODMs do not allocate certain operating expenses managed at a consolidated level to our reportable segments, and as a result, the reported operating income and operating margin do not include these unallocated expenses as shown in the table above. Amounts may not foot due to rounding.

(3)	Synopsys’ fourth quarter of fiscal year 2020 ended on October 31, 2020, and its fiscal year 2019 ended on November 2, 2019. For presentation purposes, we refer to the closest calendar month end.